SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): July 14, 1994


               ORANGE AND ROCKLAND UTILITIES, INC.
     (Exact name of Registrant as specified in its charter)

Incorporated in New York      1-4315         13-1727729
(State or Other               (Commission    (IRS Employer
Jurisdiction of               File Number)   Identification
Incorporation)                               Number)


        One Blue Hill Plaza, Pearl River, New York  10965
      (Address of principal executive offices)  (zip code)


    Registrant's telephone number, including area code: (914) 352-6000

Items 1. - 4.  Not Applicable.

Item 5.        Other Events.

     On July 14, 1994, the Company issued the following statement:

               PEARL RIVER, NY, July 14, 1994 -- The Board of Directors of Orange and Rockland Utilities, Inc. today unanimously elected D. Louis Peoples as the Company's Vice Chairman of the Board and as Chief Executive Officer. Victor J. Blanchet, Jr. will continue as President and Chief Operating Officer, and H. Kent Vanderhoef, who had been Acting Chairman, will remain as Chairman.



Items 6. - 8.  Not Applicable.


                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ORANGE AND ROCKLAND UTILITIES, INC.


                              By:/s/ Victor A. Roque
                                 Victor A. Roque
                                 Vice President, General Counsel
                                   and Secretary


Dated:  July 18, 1994